EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-61373, 33-51916, 33-51896, 33-51898, 33-41415, 33-41413, 33-296000, 333-56831, 333-06119, 333-34988, 333-51478 and 333-115836 of Ross Stores, Inc. on Form S-8 of our report dated March 29, 2007 relating to the consolidated financial statements of Ross Stores, Inc. and Subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of a new accounting standard) and management’s report on the effectiveness of internal control over financial reporting, appearing in the annual report on Form 10-K of Ross Stores, Inc. and Subsidiaries for the fiscal year ended February 3, 2007.

We also consent to the incorporation by reference in Registration Statement Nos. 333-61373, 33-51916, 33-51896, 33-51898, 33-41415, 33-41413, 33-296000, 333-56831, 333-06119, 333-34988, 333-51478 and 333-115836 of Ross Stores, Inc. on Form S-8 of our report dated April 4, 2006 relating to the consolidated financial statements of Ross Stores, Inc. and Subsidiaries and to management’s report on the effectiveness of internal control over financial reporting, appearing in the annual report on Form 10-K of Ross Stores, Inc. and Subsidiaries for the fiscal year ended January 28, 2006.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
December 11, 2007

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